UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SOURCE CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOURCE CAPITAL, INC.

11400 West Olympic Boulevard, Suite 1200
Los Angeles, California 90064-1550

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Monday, May 4, 2009

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Source Capital, Inc. (the "Fund"), will be held in the Century Ballroom on the Second Floor, of The Olympic Collection, 11301 Olympic Boulevard, Los Angeles, California 90064, on Monday, May 4, 2009, at 10:00 a.m. Pacific Time, to consider and vote on the following matters:

1. Election of four directors by the holders of Common Stock, $1.00 par value ("Common Stock"), and election of two directors by the holders of $2.40 Cumulative Preferred Stock, $3.00 par value ("Preferred Stock");

2. Continuation of the Investment Advisory Agreement; and

3. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

Your Directors recommend that you vote FOR all items.

March 6, 2009, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting, and only holders of Common Stock and Preferred Stock of record at the close of business on that date will be entitled to vote.

By Order of the Board of Directors

SHERRY SASAKI

Secretary

March 27, 2009

It is requested that you promptly execute the enclosed proxy and return it in the enclosed envelope thus enabling the Fund to avoid unnecessary expense and delay. No postage is required if mailed in the United States. You may also vote the enclosed proxy by telephone or over the Internet. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

SOURCE CAPITAL, INC.

11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors", and each member of the Board, a "Director") of Source Capital, Inc. (the "Fund"), of proxies to be voted at the annual meeting of shareholders of the Fund to be held at 10:00 a.m. (Los Angeles time) on Monday, May 4, 2009, in the Century Ballroom on the Second Floor, of The Olympic Collection, 11301 Olympic Boulevard, Los Angeles, California 90064 (the "Meeting"), and at any and all adjournments thereof. The Meeting will be held for the purposes set forth in the accompanying Notice. This Proxy Statement and the accompanying materials are being mailed by the Board on or about March 27, 2009.

The Fund is organized as a Delaware corporation. In addition, the Fund is a registered investment company.

If you hold shares in your name as a record holder, you may vote your shares by proxy through the mail, telephone, or Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur costs such as telephone and Internet access charges. Submitting your proxy will not limit your right to vote in person at the Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board's recommendations thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of First Pacific Advisors, LLC, the Fund's investment adviser ("FPA" or "Adviser"), or BNY Mellon Shareowner Services, the Fund's Transfer Agent, and the Fund reserves the right to retain outside agencies for the purpose of soliciting proxies. The cost of solicitation of proxies will be borne by the Fund, which will reimburse banks, brokerage firms, nominees, fiduciaries, and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. This Proxy Statement was first mailed to shareholders on or about March 27, 2009. The Fund's annual report to shareholders for the year ended December 31, 2008, may be viewed at http://bnymellon.mobular.net/ bnymellon/sor or may be obtained upon written request made to the Secretary of the Fund.

On March 6, 2009 (the record date for determining shareholders entitled to notice of and to vote at the Meeting), there were 8,655,240 shares of Common Stock and 1,969,212 shares of Preferred Stock outstanding. On February 27, 2009, the net assets of the Fund were $310,471,964. Shareholders of both classes are entitled to one vote per share and vote together as a single class unless otherwise indicated in the description of a proposal. No person is known by management to own beneficially or of record as much as 5% of the outstanding Common Stock or as much as 5% of the outstanding Preferred Stock.

SUMMARY OF VOTING RIGHTS ON PROXY PROPOSALS

Proposal	Common Shareholders	Preferred Shareholders
1. Election of 6 Directors	Elect 4 Directors	Elect 2 Directors

2. Investment Advisory Agreement	Common and Preferred shareholders vote as a single class.

3. Other Matters	Common and Preferred shareholders vote as a single class.

Annual reports are sent to shareholders of record of the Fund following the Fund's fiscal year end. The Fund's annual report is available at http://bnymellon.mobular.net/bnymellon/sor, and the Fund will furnish, without charge, a copy of its annual report and most recent quarterly report succeeding the annual report, if any, to a shareholder upon request. Such written or oral requests should be directed to the Fund at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550, or call (800) 982-4372 ext. 419. Please note that only one annual report or Proxy Statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or the Proxy Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, shareholders should contact the Fund at the address and phone number set forth above.

1. ELECTION OF THE BOARD OF DIRECTORS

At the Meeting, six directors are to be elected to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. The holders of the Preferred Stock, as a separate class, are entitled to elect two directors, and the holders of Common Stock, as a separate class, are entitled to elect the remaining directors. Shares of both classes have cumulative voting rights, which means that, with regard to the election of directors only, each shareholder has the right to cast a number of votes equal to the number of shares owned multiplied by the number of directors to be elected by that class of stock, and each shareholder may cast the whole number of votes for one candidate or distribute such votes among candidates as such shareholder chooses. Unless otherwise instructed, the proxy holders intend to vote proxies received by them for the six nominees named below, reserving the right, however, to cumulate such votes in each class and distribute them among nominees at the discretion of the proxy holders. The affirmative votes of a majority of the shares of each class present in person or represented by proxy at the meeting are required to elect each director to be elected by that class. The following schedule sets forth certain information regarding each nominee, all of whom are incumbent directors, for election as director.

Name, Address* & Age	Position With Fund	Year First Elected as Director of the Fund	Principal Occupation(s) During Past 5 Years (5)	Number of FPA Fund Boards on Which Director Serves	Other Directorships Held by Directors
"Non-Interested" Directors

Willard H. Altman, Jr., 73 (1,2,3)	Director	1998	Former Partner of Ernst & Young LLP, a public accounting firm. Director/Trustee of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., and of FPA Funds Trust (4). Chairman of the Board of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Paramount Fund, Inc., and of FPA Funds Trust. Vice President of Evangelical Council for Financial Accountability, an accreditation organization for Christian non-profit entities, from 1995 to 2002.	6	0

Thomas P. Merrick, 71 (1,2)	Director	2006	Private consultant. President of Strategic Planning Consultants for more than the past five years. Director of FPA Paramount Fund, Inc. (since January 2008) and of FPA Perennial Fund, Inc. (since August 2008) (4). Former Executive Committee member and Vice President of Fluor Corporation, responsible for strategic planning, from 1993 to 1998.	3	0

David Rees, 85 (1,2)	Director	1968	Private investor. Formerly President and Chief Executive Officer of the International Institute of Los Angeles. Formerly, until 1995, the Senior Editor of Los Angeles Business Journal for more than the preceding five years.	1	International Institute of Los Angeles

Paul G. Schloemer, 80 (1,2,3)	Director	1999	Retired. President and Chief Executive Officer (1984-1993) of Parker Hannifin Corporation (a manufacturer of motion control products).	1	0

Lawrence J. Sheehan, 76 (1,2)	Director	1991	Retired. Formerly partner (1969 to 1994) and of counsel employee (1994-2002) of the law firm of O'Melveny & Myers LLP. Director/Trustee of FPA Capital Fund, Inc., of FPA New Income Inc., of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., and of FPA Funds Trust (4). Chairman of the Board of FPA Perennial Fund, Inc.	6	0

Name, Address* & Age	Position With Fund	Year First Elected as Director of the Fund	Principal Occupation(s) During Past 5 Years (5)	Number of FPA Fund Boards on Which Director Serves	Other Directorships Held by Directors
"Interested" Directors

Eric S. Ende, 64**	Director, President & Chief Investment Officer	2000	Partner of FPA (since October 2006). Director, President and Portfolio Manager of FPA Paramount Fund, Inc. and of FPA Perennial Fund, Inc., and Vice President of FPA Capital Fund, Inc., of FPA New Income, Inc., and of FPA Funds Trust (4). Formerly, Senior Vice President of First Pacific Advisors, Inc. (1994 to September 2006).	3	0

  *  The address for each director is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550.

  **  "Interested person" within the meaning of the Investment Company Act of 1940 ("Act" or "1940 Act") by virtue of his affiliation with FPA.

  (1)  Member of the Audit Committee of the Board of Directors.

  (2)  Member of the Corporate Responsibility Committee of the Board of Directors.

  (3)  Director elected by the holders of the Preferred Stock.

  (4)  FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., and FPA Funds Trust's FPA Crescent Fund are other investment companies advised by FPA. See "Information Concerning FPA" herein.

  (5)  "Principal Occupation" includes all positions held with affiliates of the Fund during the past five years.

All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for director withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote for the election of such other person or persons as the Board of Directors may designate.

The Board of Directors has designated the five members identified by footnote (1) to the preceding table as the Audit Committee of the Board. All members of the Audit Committee are "independent," as that term is defined in the applicable listing standards of the New York Stock Exchange ("NYSE"). No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Audit Committee makes recommendations to the Board of Directors concerning the selection of the Fund's independent registered public accounting firm and reviews with such firm the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls and compliance by the Fund with the accounting, recording, and financial reporting requirements of the 1940 Act. In each instance, before an accountant has been engaged by the Fund, the engagement has been approved by the Audit Committee. The Audit Committee met four times during the last fiscal year. Willard H. Altman, Jr. and Lawrence J. Sheehan, each a member of the Audit Committee of the Fund, also serves as a member of the Audit Committees of FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., and FPA Funds Trust's FPA Crescent Fund, all of which are registered open-end investment companies. FPA is the investment adviser of the Fund and each of the registered open-end investment companies named above. The Board of Directors of the Fund, at a meeting held on August 4, 2008, considered the matter of simultaneous service, and determined that Messrs. Altman's and Sheehan's simultaneous service as a member of those Audit Committees does not impair their ability to serve on the Audit Committee of the Fund. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is is available on the Fund's website, www.fpafunds.com, and is available without charge, upon request, by calling (800) 982-4372.

The Board recommends that shareholders vote FOR the nominated directors.

AUDIT COMMITTEE REPORT

To the Board of Directors
of Source Capital, Inc.:  February 2, 2009

Our Committee has reviewed and discussed with management of the Fund and Deloitte & Touche LLP, the independent registered public accounting firm of the Fund, the audited financial statements of the Fund as of December 31, 2008, and the financial highlights for the year then ended (the "Audited Financial Statements"). In addition, we have discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 114 regarding communications with audit committees.

The Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and we have discussed with that firm its independence from the Fund. We also have discussed with management of the Fund and the independent registered public accounting firm such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the Fund's internal controls and the financial reporting process. Deloitte & Touche LLP is responsible for performing an independent audit of the Fund's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of Deloitte & Touche LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Fund's Board of Directors the inclusion of the Audited Financial Statements in the Fund's Annual Report to Shareholders for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee:

David Rees, Chairman
Willard H. Altman, Jr.
Thomas P. Merrick
Paul G. Schloemer
Lawrence J. Sheehan

The Board of Directors has designated the five members identified by footnote (2) to the preceding table as the Corporate Responsibility Committee. All members of the Corporate Responsibility Committee are "independent," as that term is defined in the applicable listing standards of the NYSE. No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Corporate Responsibility Committee recommends to the full Board of Directors nominees for election as directors of the Fund to fill vacancies on the Board, when and as they occur. While the Corporate Responsibility Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. The determination of nominees recommended by the Corporate Responsibility Committee is within the sole discretion of the Corporate Responsibility Committee, and the final selection of nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as directors. The responsibilities of the Corporate Responsibility Committee are set forth in the Corporate Responsibility Committee Charter, a copy of which was attached as Exhibit B in the Fund's 2008 proxy statement for the fiscal year ended December 31, 2007. The Corporate Responsibility Committee met four times during the last fiscal year.

During 2008, the Board of Directors held five meetings. Each director attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all Committees of the Board on which they served. All of the directors, except Mr. Sheehan, attended the Fund's prior year's annual meeting.

Shareholders wishing to communicate with the Board may do so by sending a written communication to the Secretary of the Fund, at the following address: 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550.

The Fund's directors and officers are required to file reports with the Securities and Exchange Commission and the NYSE concerning their ownership and changes in ownership of the Fund's Common and Preferred Stock. Based on its review of such reports, the Fund believes that all filing requirements were met by its directors and officers during 2008.

During 2008, the Fund did not pay any salaries directly to officers but paid an investment advisory fee to FPA. The following information relates to director compensation. Each director who was not an interested person of FPA was compensated by the Fund at the rate of $20,000 per year plus a fee of $1,750 per day for Board of Directors meetings attended, $1,250 per day for Committee meetings attended that are held on a day other than a Board meeting, and a fee of $500 per day for Special Board of Directors or Committee meetings held via telephone conference. The five directors who were not interested persons of FPA received total directors' fees of $135,000 for 2008. Each such director is also reimbursed for out-of-pocket expenses incurred as a director.

Name	Aggregate Compensation* From the Fund	Total Compensation* From All FPA Funds, Including the Fund
"Non-Interested" Directors
Willard H. Altman, Jr.	$27,000	$88,500	**
Thomas P. Merrick	27,000	38,916	***
David Rees	27,000	27,000
Paul G. Schloemer	27,000	27,000
Lawrence J. Sheehan	27,000	88,500	**
"Interested" Directors
Eric S. Ende	0	0

  *  No pension or retirement benefits are provided to directors by the Fund or the FPA Funds.

  **  Includes compensation from the Fund and from five open-end investment companies.

  ***  Includes compensation from the Fund and from two open-end investment companies.

Fund Shares Owned by Directors as of March 6, 2009*

Name	Common Shares Held	Preferred Shares Held	Dollar Range of Fund Shares Owned	Aggregate Dollar Ranges of Shares Owned in All FPA Funds Overseen by Director
"Non-Interested" Directors
Willard H. Altman, Jr.	755	3,000	Over $100,000	Over $100,000
Thomas P. Merrick	400	none	$1 to $10,000	$1 to $10,000
David Rees	9,469	240	Over $100,000	Over $100,000
Paul G. Schloemer	1,704	340	$10,001 to $50,000	$10,001 to $50,000
Lawrence J. Sheehan	4,681	none	Over $100,000	Over $100,000
"Interested" Directors
Eric S. Ende	5,572	none	Over $100,000	Over $100,000

  *  All officers and directors of the Fund as a group owned beneficially less than 1% of the outstanding shares of Common Stock and Preferred Stock of the Fund.

The following information relates to the executive officers of the Fund who are not directors of the Fund. Each officer also serves as an officer of FPA. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550.

Name and Position With Fund	Principal Occupation During Past Five Years (1)	Age	Officer Since
Steven R. Geist (Executive Vice President & Portfolio Manager)	Partner of FPA (since October 2006). Mr. Geist also serves as Executive Vice President and Portfolio Manager of FPA Paramount Fund, Inc. and of FPA Perennial Fund, Inc. Vice President of First Pacific Advisors, Inc. from 1994 to September 2006; and Senior Vice President and Fixed-Income Manager of the Fund from 1999 to November 2006.	55	1996

J. Richard Atwood (Treasurer)	Chief Operating Officer, Chief Financial Officer and Treasurer of FPA (since October 2006); and Director, President, Chief Executive Officer, Chief Financial Officer and Treasurer for more than the past five years, and Chief Compliance Officer (since August 2004), of FPA Fund Distributors, Inc. ("Fund Distributors"). Mr. Atwood also serves as Treasurer of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., and of FPA Funds Trust. Director, Principal, Chief Operating Officer and Chief Financial Officer (from 1997) of First Pacific Advisors, Inc. from 2000 to September 2006.	48	1997

Sherry Sasaki (Secretary)	Assistant Vice President and Secretary of FPA (since October 2006); and Secretary of Fund Distributors for more than the past five years. Ms. Sasaki also serves as Secretary of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., and of FPA Funds Trust. Assistant Vice President (from 1992) and Secretary (from 1991) of First Pacific Advisors, Inc. to September 2006.	54	1982

Christopher H. Thomas (Chief Compliance Officer)	Vice President and Chief Compliance Officer of FPA (since October 2006); Director, Vice President and Controller for more than the past five years of Fund Distributors; and Chief Compliance Officer (since August 2004) of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Funds Trust, of FPA Paramount Fund, Inc. and of FPA Perennial Fund, Inc. Controller from 1995 to 2005, and Vice President (from 1995) and Chief Compliance Officer (from 2004) of First Pacific Advisors, Inc. to September 2006; and Assistant Treasurer of the Fund, of FPA Capital Fund, Inc., of FPA New Income, Inc., of FPA Funds Trust (from September 2002), of FPA Paramount Fund, Inc. and of FPA Perennial Fund, Inc. from 1995 to February 2006.	52	1995

  (1)  "Principal Occupation" includes all positions held with affiliates of the Fund during the past five years.

Information Concerning Independent Registered Public Accounting Firm

The Board of Directors, including a majority of the Directors who are not considered "interested persons" of the Fund as defined in the 1940 Act (the "Independent Board Members"), has selected Deloitte & Touche LLP to serve as the Fund's independent registered public accounting firm for the fiscal year ending December 31, 2009. The employment of such firm is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment forthwith without any penalty. Deloitte & Touche LLP has served as the independent registered public accounting firm for the Fund since November 11, 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

Audit Fees

Aggregate fees paid to Deloitte & Touche LLP for professional services for the audits of the Fund's annual financial statements during the fiscal years ended December 31, 2007 and 2008, and the reviews of the financial statements included in the Fund's filings on Form N-SAR for those fiscal years, were $33,600 and $35,300, respectively.

Tax Fees

Aggregate fees for tax services provided by Deloitte & Touche LLP to the Fund during the 2007 and 2008 fiscal years were $6,550 and $6,875, respectively, in connection with the preparation and review of the federal and state tax returns for the Fund.

No other services were provided to the Fund by Deloitte & Touche LLP.

2. CONTINUATION OF THE INVESTMENT ADVISORY AGREEMENT

First Pacific Advisors, LLC ("FPA" or "Adviser"), a Delaware limited liability company, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. It provides investment management and advisory services to the Fund pursuant to an investment advisory agreement, dated October 1, 2006 ("Advisory Agreement"), which was approved by shareholders of the Company on May 25, 2006. The Advisory Agreement had an initial term of two years and provides that it may be renewed from year to year by (i) the Board of Directors of the Fund or by the vote of a majority (as defined in the Act) of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of Independent Board Members cast in person at a meeting called for the purpose of voting on such approval. The continuance of the Advisory Agreement through April 30, 2010, has been approved by the Board of Directors and by a majority of the Independent Board Members. The Board of Directors recommends approval by shareholders of such continuance. Such approval requires the affirmative vote of (a) 67% or more of the voting securities represented at the meeting, if more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of all outstanding voting securities, whichever is less.

Under the Advisory Agreement, the Fund retains the Adviser to manage the investment of the Fund's assets, including the placing of orders for the purchase and sale of portfolio securities. The Adviser agrees to obtain and evaluate economic, statistical and financial information to formulate and implement the Fund's investment programs. In addition to providing management and investment advisory services, the Adviser furnishes office space, facilities and equipment. It also compensates all officers and other personnel of the Fund except directors who are not affiliated with the Adviser.

For providing these services, the Adviser receives a monthly fee equal to 1/12 of the annualized percentage indicated below of total net assets. The annualized percentage is determined by the total net assets of the Fund on the last business day of each month, in accordance with the following table:

0.725% for the first $100 million of total net assets;

0.700% for the next $100 million of total net assets; and

0.675% for the total net assets over $200 million.

This fee is higher than the fee paid by some other investment companies. For 2008, the Adviser received $3,496,093 in advisory fees from the Company. The Fund's average net assets during the fiscal year were $506,536,481. The total net assets of the Fund were $353,720,341 on December 31, 2008.

The Adviser provides, at its expense, personnel to serve as officers of the Fund and office space, facilities and equipment for managing the affairs of the Fund. All other expenses incurred in the operation of the Fund are borne by the Fund. Expenses incurred by the Fund include brokerage commissions on portfolio transactions, fees and expenses of directors who are not affiliated with the Adviser, taxes, transfer agent fees, dividend disbursement and reinvestment and custodian fees, auditing and legal fees, the cost of printing and mailing reports and proxy materials to shareholders, expenses of printing and engraving stock certificates, expense of trade association memberships, and advertising and public relations expenses. No advertising or public relations expenses have been incurred by the Fund except in connection with shareholder relations and shareholder communications.

The Advisory Agreement includes a provision for a reduction in the advisory fees payable to the Adviser in the amount by which certain defined operating expenses of the Fund for any fiscal year exceed 1.5% of the first $30 million of average total net assets of the Fund, plus 1% of the remaining average total net assets. Operating expenses, as defined in the Advisory Agreement, exclude interest, taxes, any expenditures for supplemental statistical and research information, any uncapitalized legal expenses relating to specific portfolio securities or any proposed acquisition or disposition thereof, and extraordinary expenses such as those of litigation, merger, reorganization or recapitalization. All expenditures, including costs incurred in connection with the purchase, holding or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and not as expenses. This expense limitation provision does not require any payment by the Adviser beyond the return of the advisory fees for a fiscal year.

The Advisory Agreement provides that the Adviser shall have no liability to the Fund or any shareholders of the Fund for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under the Advisory Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or the reckless disregard of its duties under the Advisory Agreement. The Advisory Agreement may be terminated without penalty by the Board of Directors of the Fund or the vote of a majority (as defined in the Act) of the outstanding voting securities of the Fund upon 60 days' written notice to the Adviser or by the Adviser upon like notice to the Fund. The Advisory Agreement will automatically terminate in the event of its assignment, as that term is defined in the Act.

In determining whether to renew the Advisory Agreement, the Independent Board Members met separately to evaluate information provided by the Adviser in accordance with the 1940 Act and to determine their recommendation to the full Board of Directors. The following paragraphs summarize the material information and factors considered by the Board of Directors at a meeting held on February 2, 2009, as well as their conclusions relative to such factors.

Nature, Extent and Quality of Services. The Board considered information regarding the Adviser and its staffing in connection with the Fund, including the Fund's portfolio managers, the addition of a senior analyst to their team, the scope of accounting, administrative, shareholder, and other services supervised and provided by the Adviser, and the absence of any significant service problems reported to the Board. The Board noted the experience, length of service, and the reputation of the Fund's portfolio managers, Eric Ende and Steven Geist, who have managed the Fund since 1996. The Directors concluded that the nature, extent, and quality of services provided by the Adviser have benefited and should continue to benefit the Fund and its shareholders.

Investment Performance. The Directors reviewed the overall investment performance of the Fund. They also received information from an independent consultant, Lipper Analytical Services, Inc. ("Lipper"), regarding the Fund's performance relative to a peer group of other value funds selected by Lipper (the "Peer Group"). The Directors noted the Fund's competitive longer-term investment performance when compared to the Peer Group. They further concluded that the Adviser's continued management of the Fund should benefit the Company and its shareholders.

Advisory Fees and Company Expenses; Adviser Profitability; Economies of Scale and Sharing of Economies of Scale. The Directors were provided information by the Adviser to enable consideration of the Fund's advisory fees and total expense levels, as well as the overall profitability of the Adviser, the benefits to the Adviser from its relationship to the Fund, the extent to which economies of scale with respect to the management of the Fund, if any, would be realized, and whether the Fund is sharing, or will share, in those economies.

The Directors reviewed comparative information relative to fees and expenses for the mutual Fund industry generally and for the Peer Group. The Directors noted that the Fund's fees and expenses were at the lower end of the range for the Peer Group. The Directors noted that the overall expense ratio of the Fund was also at the lower end of the range when compared to the Peer Group. The Directors noted that the fee rate charged to the Fund at its current asset level is similar to the fee rate charged by the Adviser on the other products managed in a similar style by the portfolio manager. The Directors concluded that the overall fee rate was reasonable and fair to the Fund and its shareholders in light of the nature and quality of the services provided by the Adviser. The Directors considered whether there have been economies of scale with respect to the management of the Fund, whether the Fund has appropriately benefited from any economies of scale, and whether the fee rate is reasonable in relation to the Fund's assets and any economies of scale that may exist. The Directors expressed concern that the fee rate does not have any additional breakpoints. The mutual fund industry has trended toward companies having breakpoints in the advisory fee structure as a means by which to share in economies of scale as a company's assets grow; however, not all funds have breakpoints in their fee structures. The Adviser stated its belief that additional breakpoints currently were not appropriate for the Fund and that no meaningful income and expense forecasts for its business could be prepared given uncertainties regarding the direction of the economy, rising inflation, increasing costs for personnel and systems, and growth (or not) in the Fund's assets, all of which could negatively impact the Adviser. In addition, since the Fund is a closed-end fund, the ability to raise additional assets does not exist. The Directors noted that the Adviser had not increased the fee rate charged to the Fund despite the Adviser's claims of increases in the Adviser's internal costs of providing investment management services to the Fund, in part due to administrative burdens and expenses resulting from recent legislative and regulatory actions such as Sarbanes-Oxley. According to the Adviser, such increased costs have included a significant investment in a new analyst who assists with the management of the Fund, additions to administrative personnel and systems that enhance the quality of services provided to the Fund and the establishment of a full-time Chief Compliance Officer and his assistant. The Directors also noted that asset levels of the Fund are currently lower than they were three years ago, yet the Adviser has continued to make investments in personnel servicing the Fund.

Conclusions. The Directors determined that the Fund continues to benefit from the services of a highly experienced portfolio management team that has produced competitive long-term returns. In addition, the Directors agreed that the Fund continues to receive high quality accounting, administrative, shareholder, and other ancillary services from the Adviser. The Directors acknowledged that there is no uniform industry methodology to measure or apply economies of scale. The Directors determined that the Fund's expense ratio, the overall profitability of the Adviser, and the sharing of economies of scale with the Fund are fair and reasonable under the current circumstances. In reaching their conclusions, the Directors acknowledged that the fees and expenses of the Fund are clearly disclosed in the Fund's reports to shareholders and in industry research databases, such as those maintained by Lipper and Morningstar, and that the Fund's shareholders have ready access to other companies with different strategies, fees, and expenses and can sell their shares at any time if they feel the Adviser does not add fair value for the fees and expenses charged. The Directors also stated their intention to continue monitoring the factors relevant to the Adviser's compensation, such as changes in the Fund's asset levels, changes in portfolio management personnel, and the cost and quality of the services provided by the Adviser to the Fund. On the basis of the foregoing, and without assigning particular weight to any single factor, the Directors determined to approve the continuation of the current Advisory Agreement for another one-year period, and recommends that shareholders approve such continuation.

Portfolio Transactions and Brokerage

Under the Advisory Agreement, the Adviser makes decisions to buy and sell securities for the Fund, selects broker-dealers and negotiates commission rates or net prices. Equity securities are generally traded on an agency basis. For fixed-income securities traded in the over-the-counter market, orders are placed directly with a principal market maker, unless it is believed better prices and executions are available elsewhere, generally on an agency basis. Portfolio transactions are effected with broker-dealers selected for their abilities to give prompt execution at prices favorable to the Fund. In selecting broker-dealers and in negotiating commissions, the Adviser considers: the best net price available; each firm's reliability, integrity and financial condition; the size of and difficulty in executing the order; and the value of the firm's expected contribution to the Fund's investment performance on a continuing basis. Accordingly, the net price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of its services. Subject to policies determined by the Fund's Board of Directors, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by the Advisory Agreement or otherwise solely because the Fund paid a broker-dealer providing brokerage and research services commissions for effecting a transaction in excess of the commission another broker-dealer would have charged for the same transaction. The Adviser must determine in good faith that such commission was reasonable relative to the value of the brokerage and research services provided, considering either that particular transaction or the Adviser's overall responsibilities to the Fund. The Adviser is further authorized to allocate orders it places for the Fund to broker-dealers providing products or services that assist in making investment decisions. The Adviser allocates the amounts and proportions of such costs and regularly reports on such allocations to the Fund's Board of Directors.

The Advisory Agreement includes direct authorization for the Adviser to pay commissions on securities transactions to broker-dealers furnishing research services in an amount higher than the lowest available rate, if the Adviser determines in good faith that the amount is reasonable in relation to the brokerage and research services provided (as required by Section 28(e) of the Securities Exchange Act of 1934), viewed in terms of the particular transaction or the Adviser's overall responsibilities with respect to accounts as to which it exercises investment discretion. The term brokerage and research services is defined to include advice as to the value of securities, the advisability of investing in, purchasing or selling securities, the availability of securities or purchasers or sellers of securities, furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts, and effecting securities transactions, and performing functions incidental thereto, such as clearance, settlement, and custody.

The Adviser also places portfolio transactions for other advisory accounts, including other investment companies. Research services furnished by broker-dealers which effect securities transactions for the Fund may be used by the Adviser in servicing all of its advisory accounts and not all such research services may be used by the Adviser in the management of the Fund's portfolio. Conversely, research services furnished by broker-dealers which effect securities transactions for other advisory accounts may be used by the Adviser in the management of the Fund. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each advisory account. Because the volume and nature of the trading activities of the advisory accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each advisory account for brokerage and research services will vary. In the opinion of the Adviser, however, total commissions paid by the Fund are not disproportionate to the benefits received by it on a continuing basis. During 2008, brokerage commissions paid by the Fund totaled $344,999 of which $194,060 was paid on transactions having a total value of $96,113,370 to broker-dealers selected because of research services provided to the Adviser.

The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities purchased or sold by the Fund. In making such allocations, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for recommending the investment.

Information Concerning FPA

First Pacific Advisors, LLC, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550. FPA is a Delaware limited liability company which was formed by the principals and key investment professionals of the Fund's previous investment adviser, First Pacific Advisors, Inc. Together with its predecessor organizations, FPA has been in the investment advisory business since 1954, and had served as the Fund's investment adviser since 1968.

The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., and FPA Funds Trust's FPA Crescent Fund, open-end investment companies, which had net of assets of $883,496,830, $2,483,997,035, $184,097,395, $186,513,988 and $1,191,392,485, respectively, at December 31, 2008. The annual advisory fees paid by FPA Capital Fund, Inc., FPA Paramount Fund, Inc. and FPA Perennial Fund, Inc. equal 0.75% of the first $50 million of average daily net assets and 0.65% on the average daily net assets in excess of $50 million. Those three funds also reimburse the Adviser for the cost of financial services in an amount of up to 0.10% of average daily net assets. FPA New Income, Inc. pays an advisory fee at the annual rate of 0.50% of its average daily net assets. FPA Crescent Fund pays an advisory fee at the annual rate of 1.00% of its average daily net assets, and pays the Adviser a fee of 0.10% of average daily net assets for the provision of financial services. FPA also advises institutional accounts. The Adviser had total assets under management of approximately $8.5 billion at December 31, 2008.

The management committee of the Adviser is comprised of two Managing Members, Mr. Atwood and Robert L. Rodriguez. Thomas H. Atteberry, Dennis M. Bryan, Rikard B. Ekstrand, Mr. Ende, Mr. Geist, and Steven T. Romick are partners of the Adviser.

3. OTHER MATTERS

The proxy holders have no present intention of bringing before the Meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund are aware of any matters which may be presented by others. If any other business shall properly come before the Meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

Voting Requirements

A quorum of shareholders is required to take action at this Annual Meeting of Shareholders. For purposes of this Meeting, a quorum is present to transact business on a proposal if the holders of a majority of the outstanding shares of the Fund entitled to vote on the proposal are present in person or by proxy. The shares represented by a proxy that is properly executed and returned will be considered to be present at the Meeting.

Based on the Fund's interpretation of Delaware law, abstentions on a proposal set forth herein will have the same effect as a vote against the proposal. Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on the proposals set forth herein if they have not received instructions from beneficial owners.

Shareholder Proposals

Any shareholder proposal to be considered for inclusion in the Fund's proxy statement and form of proxy for the 2010 annual meeting of shareholders should be received by the Secretary of the Fund no later than November 27, 2009. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, after February 10, 2010, notice of a shareholder proposal is considered untimely and the Fund may solicit proxies in connection with the 2010 annual meeting that confer discretionary authority to vote on any shareholder proposals of which the Secretary of the Fund does not receive notice by February 10, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 4, 2009

The Fund's proxy statement and annual report for the fiscal year ended December 31, 2008 are available free of charge at http://bnymellon.mobular.net/bnymellon/sor.

Adjournment

In the event that sufficient votes in favor of the proposals set forth herein are not received by the time scheduled for the Meeting, the persons named as proxies may move one or more adjournments of the Meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposal. Any such adjournment will require the affirmative vote of a majority of the shares present at the Meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

By Order of the Board of Directors

Sherry Sasaki

Secretary

March 27, 2009

Please complete, date and sign the enclosed proxy, and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States. You may also vote your proxy by telephone or over the Internet.

Directions: The Olympic Collection
11301 Olympic Boulevard, Los Angeles, California, Telephone (310) 575-4585
Entrances to parking lot on Olympic Boulevard and Sawtelle Boulevard.

Going South on 405 Freeway:
Exit on Olympic/Pico off-ramp.
Note: The exit will go to Sawtelle Blvd. first.
Make a right on Sawtelle.
Take Sawtelle to Olympic.
Going North on 405 Freeway:
Exit Santa Monica Blvd.
Make a left onto Santa Monica Blvd.
Take Santa Monica to Sawtelle Blvd.
Make a left onto Sawtelle.
Take Sawtelle to Olympic Blvd.	Going West on I-10 Freeway:
Exit on Bundy North.
You will bear right.
Take Bundy to Olympic Blvd.
Make a right on Olympic Blvd.
Take Olympic to Sawtelle.
Going East on I-10 Freeway:
Go to the 405 North
Exit on Santa Monica Blvd.
Make a left on Santa Monica Blvd.
Go to Sawtelle Blvd.
Make a left on Sawtelle Blvd.
Take Sawtelle Blvd. to Olympic.

map not to scale

X Please mark your votes as indicated in this example FOR ALL WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN If no direction is given, this proxy will be voted FOR Proposals 1 and 2. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting day. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. OR To view or print a copy of the Source Capital, Inc. proxy statement or annual report for the year ended December 31, 2008, go to: http://bnymellon.mobular.net/bnymellon/sor 1. To vote for the election of directors by Common and/or Preferred Stock: INTERNET http://www.proxyvoting.com/sor Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Signature(s) Dated: To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Source Capital, Inc. Common Stock Directors (*INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and strike a line through the nominee's name listed above.) Mark Here for Address Change or Comments SEE REVERSE 01-Ende 02-Merrick 03-Rees 04-Sheehan 41817 05-Altman 06-Schloemer Preferred Stock Directors , 2009 NOTE: Please sign as name appears above. When signing as attorney, executor, administrator, trustee for a corporation, please sign full title. For joint accounts, each owner must sign. 2. Continuation of the Investment Advisory Agreement 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 PROXY SOURCE CAPITAL, INC. 11400 West Olympic Boulevard, Suite 1200 Los Angeles, California 90064-1550 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints ERIC S. ENDE, DAVID REES, and WILLARD H. ALTMAN, JR., and each of them proxies with power of substitution, and hereby authorizes them to represent and to vote, as provided on the reverse side, all shares of Common Stock and Preferred Stock of the above Company which the undersigned is entitled to vote at the annual meeting to be held on Monday, May 4, 2009, and at any adjournments thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated March 2009. FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) 41817 (Continued and to be marked, dated and signed, on the other side) You can now access your Source Capital account online. Access your Source Capital shareholder account online via Investor ServiceDirect® (ISD). The Transfer Agent for Source Capital, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.